UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 3, 2026

CRAWFORD UNITED CORPORATION
(Exact name of registrant as specified in its charter)

Ohio	000-00147	34-0288470
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10514 Dupont Avenue, Suite 200, Cleveland, Ohio	44108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 243-2614

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

Crawford United Corporation, an Ohio corporation (the “Company”), held a Special Meeting of Shareholders on February 3, 2026 (the “Special Meeting”). Computershare Investor Services LLC, the inspector of election for the Special Meeting, provided a final, certified report of the results of the Special Meeting.

As of the close of business on January 5, 2026, the record date for the Special Meeting, there were 2,820,084 shares of the Company’s Class A common capital stock (the “Class A Common Shares”) and 731,848 shares of the Company’s Class B common capital stock (the “Class B Common Shares”) issued and outstanding and entitled to vote at the Special Meeting, which collectively represented 5,015,628 votes. A total of 4,139,357 votes were represented in person or by proxy at the Special Meeting, which constituted a quorum for the transaction of business at the Special Meeting. The proposals voted on (each of which is described more fully in the Company's proxy statement filed by the Company with the Securities and Exchange Commission (the "SEC") on January 5, 2026, and in the supplement thereto filed with the SEC on January 26, 2026) were approved by the requisite vote of the Company’s shareholders according to the following tabulation of votes:

Proposal 1: To approve and adopt the Agreement and Plan of Merger, dated as of December 5, 2025 (the “Merger Agreement”), by and among SPX Enterprises, LLC, a Delaware limited liability company (“Parent”), Project King Acquisition, Inc., an Ohio corporation and a wholly owned subsidiary of Parent (“Merger Sub”) and the Company, and thereby to approve the transactions contemplated by the Merger Agreement, including the merger of Merger Sub with and into the Company (the “Merger”) with the Company continuing as the surviving corporation and as a wholly-owned subsidiary of Parent.

Votes For	Votes Against	Votes Abstain

4,017,190	121,942	225

Class A Common Shares Voted For	Class A Common Shares Voted Against	Class A Common Shares Voted Abstain

2,175,772	121,942	225

Proposal 2: An advisory, non-binding proposal to approve the compensation that may become payable by the Company to the named executive officers of the Company in connection with the completion of the Merger.

Votes For	Votes Against	Votes Abstain

4,009,284	126,422	3,651

There were no broker non-votes with respect to these proposals. In light of the approval of these proposals, the remaining proposal to adjourn the Special Meeting if necessary to solicit additional proxies was rendered moot and was not voted on at the Special Meeting.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRAWFORD UNITED CORPORATION (Registrant)

Date: February 3, 2026	By:	/s/ Brian E. Powers
Brian E. Powers
President and Chief Executive Officer